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        WARNER-LAMBERT COMPANY AND CONSOLIDATED SUBSIDIARIES
                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Registration
Nos. 2-53423, 33-21123, 2-86826, 33-17584, 33-283275, 33-12209, 33-49244 and
33-57918) and on Form S-3 (Registration Nos. 33-4049, 33-38725 and 33-55692) of
Warner-Lambert Company of our report dated January 24, 1994 appearing on page 48 of Warner-Lambert Company's 1993 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules,
which appears on page    of this Form 10-K.


                                        PRICE WATERHOUSE

4 Headquarters Plaza North
Morristown, New Jersey 07962
March 23, 1994